UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 21, 2004

VELOCITY EXPRESS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28452	87-0355929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Morningside Drive North, Building B-Suite 300, Westport, CT	06880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(203) 349-4160

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 25, 2004, Velocity Express Corporation, a Delaware corporation (the “Company”), issued a press release announcing the receipt of a letter from the Nasdaq Listing Qualification Staff, dated October 21, 2004, notifying the Company that its common stock is subject to delisting from the Nasdaq Small Cap Market as a result of the Company’s failure to file its 10-K Annual Report for the fiscal year ended July 3, 2004 as required by Nasdaq Marketplace Rule 4310(c) (14). The Company’s common stock will be delisted at the opening of business on November 1, 2004 unless by no later than October 28, 2004, the Company requests a hearing on the matter before a Nasdaq Listing Qualifications Hearings Panel. The Company will submit a request for a hearing on or before that deadline. There can be no assurance that the Listing Qualifications Hearings Panel will agree with the Company’s request to continue the listing of the Company’s common stock on the Nasdaq Small Cap Market. Under the direction of the Company’s independent Audit Committee of the Board of Directors, the Company is working diligently with its independent auditors to complete the audit of its fiscal 2004 financial statements and to file its Form 10-K as soon as possible. The press release, attached as Exhibit 99.1, is filed and incorporated by reference into this Current Report.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release of Velocity Express Corporation, dated October 25, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2004

VELOCITY EXPRESS CORPORATION

By:	/s/ Wesley C. Fredenburg
Name:	Wesley C. Fredenburg
Title:	Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release of Velocity Express Corporation, dated October 25, 2004.